SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

The Hockey Company
(Exact name of registrant as specified in its charter)

June 11, 2003
Date of Report (Date of earliest event reported)

Delaware	0-19596	13-36-32297
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
3500 Boulevard de Maisonneuve West, Suite 800,
Montreal, Quebec, Canada		H3Z 3C1
(Address of principal executive offices)		(Zip Code)
(514) 932-1118 (Registrant's telephone number, including area code)

ITEM 5. Other Events.

Initial Public Offering in Canada and Related Merger

        The Hockey Company desired to effect an initial public offering of securities in Canada (the "IPO") indirectly by creating a holding company, The Hockey Company Holdings Inc. ("Holdings"), to consummate the IPO.

        On April 7, 2003, Holdings filed a prospectus with the securities regulatory authorities in each province and territory of Canada in connection with its IPO. In order to facilitate the IPO, The Hockey Company entered into an agreement on April 2, 2003, with Hockey Merger Co., a Delaware corporation and wholly-owned subsidiary of Holdings ("Hockey Merger Co."), and Holdings pursuant to which Hockey Merger Co. agreed to merge with and into The Hockey Company, with The Hockey Company as the surviving corporation (the "Merger") and which would result in 100% of the voting power, and at least 25% of the economic value, of The Hockey Company being owned by Holdings. The remaining percentage of the economic value would be owned by the holders of the non-voting exchangeable common stock of The Hockey Company (the "Exchangeable Shares"). The Merger was conditioned upon the consummation of the IPO by Holdings.

        On June 11, 2003, the IPO and related Merger closed. Holdings also consummated a concurrent private placement in the U.S. under Rule 144A of the Securities Act of 1933, as amended. At closing, Holdings issued 4,500,000 common shares at a price of $16.00 per share for gross proceeds of CND$72,000,000. The common shares are listed on the Toronto Stock Exchange under the symbol "HCY".

        Pursuant to the terms of the Merger, each issued and outstanding share of voting common stock of The Hockey Company was converted into one Exchangeable Share. A letter of transmittal is being delivered by the Company to all of its stockholders, containing instructions for exchange of share certificates representing the voting common stock for share certificates representing the Exchangeable Shares. These Exchangeable Shares may be exchanged for an equivalent number of common shares of Holdings, subject to certain adjustments in the event, among other things, of a stock split or similar event. However, upon exercise of the exchange right by a U.S. holder, the common shares will not be delivered by Holdings to such U.S. holder until either a registration statement is filed by Holdings with the U.S. Securities and Exchange Commission (the "SEC") and is declared effective by the SEC registering the common shares, which will not occur earlier than six months from the closing of the IPO, or a private placement of the common shares by Holdings is completed in accordance with U.S. securities laws. If the registration statement to be filed by Holdings is not yet declared effective by the SEC and the common shares are delivered to a U.S. holder of Exchangeable Shares pursuant to a private placement, the common shares will be subject to resale restrictions under the U.S. securities laws and such common shares may not be sold in Canada for a period of at least six months from the date of receipt of the common shares by such U.S. holder. Once the registration statement to be filed by Holdings is declared effective by the SEC, all common shares received in exchange for the Exchangeable Shares may be resold in Canada pursuant to the prospectus being filed by Holdings with the securities regulatory authorities in each province and territory in Canada in connection with its IPO or relevant exemptions under Canadian securities law. Accordingly, existing holders of The Hockey Company's voting common stock will have an opportunity to own common shares of Holdings although their ability to resell the common shares may be limited.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOCKEY COMPANY
Date: June 12, 2003	By:	/s/ MATTHEW H. O'TOOLE Name: Matthew H. O'Toole Title: President and Chief Executive Officer